Exhibit 99.1

Sientra Reports First Quarter 2020 Financial Results

Strong Q1 Breast Products Performance Despite COVID-19 Headwinds

Strengthened Focus on Core Breast Products Business and High-Margin bioTip® Sales to Drive Profitability and Growth

Q1 2020 & Recent Highlights:

•	Q1 total net sales of $16.9 million, a 4% decrease year-over-year
•	Breast Products Q1 net sales of $12.5 million, growth of 28% year-over-year
•	miraDry Q1 net sales of $4.5 million, a 43% decrease year-over-year
•	Well-capitalized balance sheet and restructured debt provides enhanced flexibility for investment in future growth

Santa Barbara, CA – May 11, 2020 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a diversified medical aesthetics company, today announced its financial results for the first quarter ended March 31, 2020.

Jeff Nugent, Sientra’s Chairman and Chief Executive Officer, said, “Despite the challenging environment brought on by the COVID-19 pandemic, we were able maintain robust breast products sales throughout the quarter, with the impact of COVID-19 being felt most strongly in the final weeks.  Our miraDry segment, with its distinct geographical mix and heavy end-of-quarter capital sales category model, was more significantly impacted as the COVID-19 pandemic first began to be felt earlier in the quarter in the Asia Pacific region followed by the United States at the critical end of quarter period.”

”While moratoriums on elective procedures have continued to impact sales into the second quarter, Sientra remains open for business. We have continued to ship product and have enacted a field support strategy which leverages the flexible nature of our commercial infrastructure, our virtual capabilities, and our ability to quickly adapt to changing market conditions to assist our customers to accelerate individual practice recovery. We have also acted to best position Sientra for long term success by prioritizing our core breast products business, while refocusing our miraDry business on high-margin bioTip utilization.  These strategic decisions were made in addition to steps taken to carefully manage our operating expenses and our cash balance, ensuring that we are well-positioned as elective procedures begin to resume.”

Mr. Nugent continued, “I am also pleased to announce that we have reached agreement with certain of our lenders to restructure our existing debt facilities.  Under the agreement we will have paid down $25 million of our term loan, gained access to up to $30 million in term loans, and reduced our revenue and cash covenants. This new debt structure, combined with our other debt facilities and well-

capitalized balance sheet, provide us with enhanced latitude to invest in our business for continued growth.”

Mr. Nugent concluded, “Despite these uncertain times, I remain confident in Sientra’s ability to continue to drive significant market share gains in the breast products segment and to emerge in a position of increased strength. As an organization, Sientra has been committed to providing a unique portfolio of safe and effective products that help our medical professionals deliver life changing benefits to their patients around the world and despite these difficult times, we are unwavering in this commitment.”

First Quarter 2020 Financial Review

Total net sales for the first quarter 2020 were $16.9 million, a decrease of 4% compared to total net sales of $17.6 million for the same period in 2019.

Net sales for the Breast Products segment totaled $12.5 million in the first quarter 2020, a 28% increase compared to $9.8 million for the same period in 2019.

Net sales for the miraDry segment totaled $4.5 million in the first quarter 2020, a 43% decrease compared to $7.8 million for the same period in 2019.

Gross profit for the first quarter 2020 was $10.1 million, or 59.9% of sales, compared to gross profit of $11.1 million, or 63.1% of sales, for the same period in 2019.

Operating expenses for the first quarter 2020 were $37.1 million, compared to $36.9 million of operating expenses for the same period in 2019. Excluding a $6.4 million non-cash impairment of certain intangibles related to miraDry and restructuring charges totaling $1.7 million, operating expenses in the first quarter of 2020 decreased $8.0 million, or 22%, compared to the same period in 2019.

Net loss for the first quarter 2020 was ($28.6) million, or ($0.57) per share, compared to a net loss of ($26.5) million, or ($0.91) per share, for the same period in 2019.

On a non-GAAP basis, the Company reported an adjusted EBITDA loss of ($15.5) million for the first quarter 2020, compared to a loss of ($21.1) million for the same period in 2019.

Net cash and cash equivalents as of March 31, 2020 were $112 million, compared to $88 million as of December 31, 2019.

2020 Net Sales Outlook

Sientra withdrew its previously announced annual guidance for 2020 on April 7, 2020. Due to the uncertain scope and duration of the COVID-19 pandemic, and unknown timing of global recovery and economic normalization, the company remains unable to accurately estimate the impact on its operations and financial results.

Conference Call

Sientra will hold a conference call today, May 11, 2020 at 5:00 pm ET to discuss first quarter results. The dial-in numbers are 844-464-3933 for domestic callers and 765-507-2612 for international callers. The conference ID is 3594402. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a diversified global medical aesthetics company and a leading partner to aesthetic physicians. The Company offers a suite of products designed to make a difference in patients' lives by enhancing their body image, growing their self-esteem, and restoring their confidence. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s Breast Products Segment includes its OPUS® breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, and BIOCORNEUM® the #1 performing, preferred and recommended scar gel of plastic surgeons(*). The Company’s miraDry Segment, comprises its miraDry® system, which is approved for sale in over 40 international markets, and is the only non-surgical FDA-cleared device for the permanent reduction of underarm sweat, odor and hair of all colors.

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on the Company and its operations, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, outlook and overall business strategy. Such statements are subject to risks and uncertainties, including the scope and duration of the COVID-19 pandemic, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, the ability to meet consumer demand, the acceptance and growth of its miraDry segment, and the Company’s ability to manage its operating expenses and cash balance. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Contact

Investor Relations

805-679-8885

Sientra, Inc
Condensed Consolidated Statements of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net sales	$16,932	$17,552
Cost of goods sold	6,792	6,474
Gross profit	10,140	11,078
Operating expenses:
Sales and marketing	16,763	20,401
Research and development	2,908	3,054
General and administrative	9,304	13,474
Restructuring	1,739	—
Impairment	6,432	—
Total operating expenses	37,146	36,929
Loss from operations	(27,006)	(25,851)
Other income (expense), net:
Interest income	180	304
Interest expense	(1,623)	(952)
Other income (expense), net	(163)	15
Total other income (expense), net	(1,606)	(633)
Loss before income taxes	(28,612)	(26,484)
Income tax	—	—
Net loss	$(28,612)	$(26,484)
Basic and diluted net loss per share attributable to common stockholders	$(0.57)	$(0.91)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	49,916,412	29,099,382

Sientra, Inc
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$112,062	$87,608
Accounts receivable, net	25,425	27,548
Inventories, net	42,118	39,612
Prepaid expenses and other current assets	2,264	2,489
Total current assets	181,869	157,257
Property and equipment, net	12,344	12,314
Goodwill	9,202	9,202
Other intangible assets, net	10,383	17,390
Other assets	9,048	8,241
Total assets	$222,846	$204,404
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$25,000	$6,508
Accounts payable	5,835	9,352
Accrued and other current liabilities	26,402	32,551
Customer deposits	15,227	13,943
Sales return liability	8,707	8,116
Total current liabilities	81,171	70,470
Long-term debt, net of current portion	55,918	38,248
Derivative liability	16,230	—
Deferred and contingent consideration	5,285	5,177
Warranty reserve and other long-term liabilities	9,375	8,627
Total liabilities	167,979	122,522
Stockholders’ equity:
Total stockholders’ equity	54,867	81,882
Total liabilities and stockholders’ equity	$222,846	$204,404

Sientra, Inc
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(28,612)	$(26,484)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment	6,432	—
Depreciation and amortization	1,228	831
Provision for doubtful accounts	357	342
Provision for warranties	236	273
Provision for inventory	1,081	289
Fair value adjustments of liabilities held at fair value	91	98
Stock-based compensation expense	2,133	3,700
Payments of contingent consideration liability in excess of acquisition-date fair value	—	(630)
Other non-cash adjustments	397	56
Changes in assets and liabilities:
Accounts receivable	1,766	(2,583)
Inventories	(3,720)	(3,373)
Prepaid expenses, other current assets and other assets	(587)	396
Accounts payable, accrueds, and other liabilities	(9,867)	(75)
Customer deposits	1,284	956
Sales return liability	592	1,968
Legal settlement payable	—	(410)
Net cash used in operating activities	(27,189)	(24,646)
Cash flows from investing activities:
Purchase of property and equipment	(1,206)	(610)
Net cash used in investing activities	(1,206)	(610)
Cash flows from financing activities:
Proceeds from option exercises and employee stock purchase plan	534	789
Net proceeds from issuance of common stock	264	—
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(1,201)	(2,725)
Gross borrowings under the Revolving Loan	—	4,183
Repayment of the Revolving Loan	(6,508)	(1,565)
Net proceeds from issuance of the Convertible Note	60,000	—
Payments of contingent consideration up to acquisition-date fair value	—	(370)
Deferred financing costs	(240)	—
Net cash provided by financing activities	52,849	312
Net increase in cash, cash equivalents and restricted cash	24,454	(24,944)
Cash, cash equivalents and restricted cash at:
Beginning of period	87,951	87,242
End of period	$112,405	$62,298

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$112,062	$61,955
Restricted cash included in other assets	343	343
Total cash, cash equivalents and restricted cash	$112,405	$62,298

Sientra, Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended
	March 31,
Dollars, in thousands	2020	2019
Net loss, as reported	$(28,612)	$(26,484)
Adjustments to net loss:
Interest (income) expense and other, net	1,606	633
Depreciation and amortization	1,228	831
Accretion in fair value adjustments to contingent consideration	—	185
Stock-based compensation	2,133	3,700
Restructuring	1,739	—
Impairment	6,432	—
Total adjustments to net loss	13,138	5,349
Adjusted EBITDA	$(15,474)	$(21,135)

	Three Months Ended
	March 31,
As a Percentage of Revenue**	2020	2019
Net loss, as reported	(169.0%)	(150.9%)
Adjustments to net loss:
Interest (income) expense and other, net	9.5%	3.6%
Depreciation and amortization	7.3%	4.7%
Accretion in fair value adjustments to contingent consideration	0.0%	1.1%
Stock-based compensation	12.6%	21.1%
Restructuring	10.3%	0.0%
Impairment	38.0%	0.0%
Total adjustments to net loss	77.6%	30.5%
Adjusted EBITDA	(91.4%)	(120.4%)

** Adjustments may not add to the total figure due to rounding